                                                                    Exhibit 10.1
                                                                    ------------


                               CONTRACT OF SALE

     This Contract of Sale ("Contract") is made and entered into by and between TELETOUCH COMMUNICATIONS, INC. ("Seller") and PINNACLE TOWERS INC. ("Buyer"), effective as of December 31, 1997 (the "Effective Date").

                                   ARTICLE I
                          DEFINED TERMS AND EXHIBITS
                          --------------------------

1.1 As used herein, the following terms shall have the meanings respectively indicated:

     "Books" means those portions of Seller's books, records, files which relate to the Tower Business.

     "Closing" means the consummation of the purchase of the Property by Buyer from Seller in accordance with the terms and provisions hereof.

     "Closing Date" means the date on which the Closing will be held.

     "Improvements" means all Towers (as hereinafter defined), buildings, structures and improvements on the Leased Real Property (as hereinafter defined) and Owned Real Property (as hereinafter defined) and including, without limitation, all mechanical systems, fixtures and equipment; electrical systems, fixtures and equipment; heating systems, fixtures and equipment; air conditioning systems, fixtures and equipment; but excluding (a) all property owned by third parties, (b) all property leased by third parties other than from Seller and (c) any antennas, lines, transmitters and other related items which are affixed to the Towers or are located nearby and which will remain on the Property pursuant to the Master Lease.

     "Land Leases" means the land and ground lease agreements whereby Seller is the lessee of the Leased Real Property, which are more particularly described on Exhibit "E" attached hereto.
-----------

     "Leased Real Property" means the property leased by Seller and more particularly described on Exhibit "A" attached hereto.
                          -----------

     "Owned Real Property" means the property owned by Seller and more particularly described on Exhibit "B" attached hereto.
                          -----------

     "Permits" means any of Seller's approvals, permits, licenses and similar rights from governmental agencies to the extent that they (i) relate exclusively to the ownership or operation of the Towers (not including any such approvals, permits, licenses and similar rights from governmental agencies which relate to the ownership and operation of Seller's antennas, lines, transmitters and other related items which are affixed to the Towers or are located nearby and which will remain on the Property pursuant to the Master Lease) and (ii) are transferable.

     "Personalty" means all personal property of every kind and character owned by the Seller and located in or on and used primarily in connection with the Improvements or the operations thereon (excluding all property (a) all property owned by third parties, (b) all property leased by third parties other than from Seller and (c) any antennas, lines, transmitters and other related items which are affixed to the Towers or are located nearby and which will remain on the Property pursuant to the Master Lease) including without limitation all tangible personal property related to the design, operation, and maintenance of the Towers.

     "Property" means Seller's interests in the Leased Real Property pursuant to the Land Leases or otherwise, the Owned Real Property, the Personalty, the User Contracts and the Improvements along with Seller's interests in: all related agreements, contracts, security interests, guaranties, other similar arrangements and rights thereunder, claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, rights of recoupment, related leaseholds and subleaseholds therein, improvements, fixtures and fittings thereon, easements, rights appurtenant thereto (such as appurtenant rights in and to public rights-of-way, and other streets), Permits, and plats and architectural drawings related to the Towers.

     "Purchase Price" means the total consideration to be paid by Buyer to Seller for the purchase of the Property as set forth in Section 3.1 hereof. The Purchase Price for the Property shall be allocated by and between Buyer and Seller (the "Purchase Price Allocation").

     "Towers" means the communication towers owned by Seller and located on the Leased Real Property and Owned Real Property.

     "Tower Business" means the business of owning and operating the Property that is conducted by Seller.

     "User Contracts" means the leases and subleases with customers relating to the rental of space or the entitlement to install equipment on any of the Towers and listed on Exhibit "C" hereto.
              -----------

1.2 The following Exhibits are attached hereto and incorporated herein for all purposes:

                   Exhibit "A" -  Leased Real Property
                   -----------
                   Exhibit "B" -  Owned Real Property
                   -----------
                   Exhibit "C" -  User Contracts
                   -----------
                   Exhibit "D" -  Master Antenna Site Lease from Buyer to Seller
                   -----------
                   Exhibit "E" -  Land Leases
                   -----------
                   Exhibit "F" -  Rental Allocation
                   -----------

                                  ARTICLE II
                        AGREEMENT OF PURCHASE AND SALE
                        ------------------------------

     2.1 Upon the terms and conditions hereinafter stated, Seller hereby sells, assigns and conveys the Property to Buyer, and Buyer hereby purchases, assumes and accepts the Property from Seller.

                                  ARTICLE III
                                PURCHASE PRICE
                                --------------

     3.1  The Purchase Price.  The Purchase Price to be paid by Buyer to Seller
          ------------------
for the Property shall be Eight Million Six Hundred Twenty-Seven Thousand One Hundred Ninety-Eight and 40/100 Dollars ($8,627,198.40).

     3.2  Wire Transfer.  The Purchase Price (less the Escrowed Funds (as
          -------------
hereinafter defined) and the Rental Prepayment (as hereinafter defined)) shall be paid to Seller at Closing in cash or by wire transfer of funds.

                                  ARTICLE IV
                             BUYER'S DUE DILIGENCE
                             ---------------------

     4.1  Inspection, Feasibility Study, Review.  Buyer, and its employees and
          -------------------------------------
agents, shall have the right to enter upon the Property to inspect the Property, including Seller's books, records and files relating thereto, and to conduct any tests, studies, appraisals, or inspections deemed necessary by Buyer, including but not limited to an environmental compliance and conditions review satisfactory to Buyer, and to make all inquiries of third parties with respect to the Property ("Inspections"). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Buyer, and in order to induce Seller to grant Buyer the rights set forth in this section, Buyer agrees to indemnify and defend Seller, and hold Seller, Seller's agents, representatives, employees and affiliates harmless, from and against, and reimburse Seller, Seller's agents, representatives, employees and affiliates with respect to, any and all liabilities, debts, damages, losses, claims, causes of action, suit or suits, costs, and expenses of any nature whatsoever (including, but not limited to, court costs and reasonable attorneys' fees) that such parties may suffer or incur as a result of or arising out of Buyer's (or Buyer's agents' or employees') entry upon the Property or Buyer's exercise of its rights under this section; provided, however, in no event shall the foregoing indemnity extend to the negligence or willful misconduct of Seller or Seller's agents or employees. Notwithstanding anything to the contrary, the agreements of Buyer to indemnify Seller, Seller's agents, representatives, employees and affiliates set forth in the immediately preceding sentence shall survive any Closing or any termination of this Contract. In conducting its Inspections, Buyer covenants and agrees (i) not to interfere with the activity of any tenant or any person occupying or providing services to the Property, (ii) not to reveal to any third party not approved in writing by Seller (other than in a compulsory legal proceeding or to the Buyer's counsel, lenders, investors or consultants) the results of its Inspections, and (iii) to restore the Property to its original condition upon the conclusion of its Inspections. Buyer also agrees to provide Seller with a copy of any Inspections.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer hereby represents and warrants to Seller as of the Effective Date as follows:

     5.1  Authority.   Buyer represents, warrants, covenants and agrees with
          ---------
Seller that Buyer has the full right, power and authority to purchase the Property from Seller as provided in this Contract and to carry out its obligations hereunder and that all required action necessary to authorize Buyer to enter into this Contract and to carry out its obligations hereunder has been taken.

     5.2  Violation.  To the best of Buyer's current, actual knowledge, neither
          ---------
the execution and performance of this Contract or the agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby by Buyer will conflict with, result in a violation or breach of, or constitute a default under any agreement or other instrument under which Buyer is bound

     5.3  Consents.  No consent from any of Buyer's lenders or board of
          --------
directors (other than any such consents which have already been obtained by Buyer) is required to authorize, or is required in connection with, the execution, delivery, or performance of this Contract or related documents on the part of Buyer.

     Buyer agrees to promptly notify Seller if any of its representations set forth above become or are likely to become untrue or otherwise misleading. Buyer agrees to notify Seller of any of the following which occurs prior to
Closing: (a) a change in Buyer's lender or lender status, (b) the proposed or actual disposition of substantially all of Buyer's assets (whether by stock, merger or otherwise) or (c) any change in control of Buyer.

                                  ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     Seller hereby represents and warrants to Buyer as of the Effective Date as follows:

     6.1  Authority.   Seller represents, warrants, covenants and agrees with
          ---------
Buyer that Seller has the full right, power and authority to sell, transfer and assign the Property to Buyer as provided in this Contract and to carry out its obligations hereunder and that all required action necessary to authorize Seller to enter into this Contract and to carry out its obligations hereunder has been taken.

     6.2  Title.    To the best of Seller's current, actual knowledge, except
          -----
for liens and encumbrances that (i) will be paid in full from the Purchase Price proceeds or (ii) do not materially affect the Buyer's ability to operate the Tower Business, Seller has good and indefeasible title to the Property. All Property of the Tower Business on the date hereof is reflected on Exhibits "A",
                                                                  -------------
"B" and "C".
-----------

     6.3  Contracts.   Attached to this Contract as Exhibit "C" and Exhibit "E"
          ---------                                 -----------     -----------
are materially true and complete schedules of all User Contracts and Land Leases (collectively, the "Leases"), respectively. The copies of all Leases delivered by Seller to Buyer are true, correct and complete in all material respects. To the best of Seller's current, actual knowledge: (i) neither the Seller nor any other party is in material default of any of the Leases (for purposes of this Section 6.3, a "material default" under a Lease shall be a default which would entitle the other party to the Lease to terminate such Lease) and (ii) there are no disputes regarding any of the Leases. Moreover, Seller has not actually received any written notice or threat of cancellation or termination of any of the Leases and, except as provided for in the Leases, to the best of Seller's current, actual knowledge, Seller has not granted any currently outstanding options to purchase or rights of first refusal regarding the Property.

     6.4  Violation.  To the best of Seller's current, actual knowledge, neither
          ---------
the execution and performance of this Contract or the agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby by Seller will conflict with, result in a violation or breach of, or constitute a default under any agreement or other instrument under which Seller is bound or to which the Property is subject. Furthermore, Seller has not actually received any written notice of a material violation of any law in connection with the Property.

     6.5  Taxes.  To the best of Seller's current, actual knowledge, Seller is
          -----
not delinquent in the payment of any sales tax on the rentals paid to it under the User Contracts, any sales tax on the rentals paid by it under the Land Leases or any ad valorem taxes on any of the Owned Real Property.

     6.6  Consents.  No consent from any of Seller's lenders or landlords under
          --------
the Land Leases (other than those consents which will be obtained by Seller prior to Closing) is required to authorize, or is required in connection with, the execution, delivery, or performance of this Contract or related documents on the part of Seller.

     6.7  Litigation.  To the best of Seller's current, actual knowledge, there
          ----------
is no litigation against or affecting the Property or Tower Business and Seller is not subject to or in default of any continuing court or administrative order, judgment, writ, injunction, or decree applicable specifically to Seller, the Tower Business or the Property.

     6.8  Environmental.   To the best of Seller's current, actual knowledge
          -------------
(except as otherwise disclosed in the environmental reports submitted by Seller to Buyer or as revealed by Buyer's Inspections), the Property is in material compliance with all applicable environmental laws. Seller has provided Buyer with all environmental studies, records and reports in Seller's actual possession, and all correspondence with any governmental entities, in Seller's actual possession, concerning environmental conditions of the Property. Except as otherwise disclosed in the environmental reports submitted by Seller to Buyer or as revealed by Buyer's Inspections: (i) Seller has not placed or released any hazardous materials on the Property in material violation of any environmental law and (ii) Seller has no current, actual knowledge of any underground storage tanks on the Property in material violation of any environmental law.

     6.9  Real Estate Matters.     Seller has not actually received written
          -------------------
notice of any fact or circumstance that may result in the termination or reduction of the access from each parcel of real estate included in the Property to the existing public roads. To the best of Seller's current, actual knowledge, each parcel of real estate included in the Property abuts on and has direct vehicular access to a public road, or has such access via an easement, license or lease benefitting such real estate.

     For purposes of this Contract, the phrase "to the best of Seller's knowledge", or words of like import, means that the facts in question are actually known (as opposed to imputed, inquiry or constructive knowledge) to, and the phrase "Seller's actual possession or receipt" means in the actual possession or receipt of Seller, without any further due diligence or duty of inquiry. Seller shall have no duty of investigation with respect to any representation made to the best of its knowledge and shall not be charged with
"constructive", "imputed" or "deemed" knowledge.    Further, Seller's
obligations to disclose matters "known to Seller" or words of like import as used in this Contract shall be deemed breached only if Seller, had actual knowledge (as opposed to imputed or constructive knowledge) of such matter not disclosed to Buyer.

                                  ARTICLE VII
                                AS-IS/WHERE IS
                                --------------

     EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS CONTRACT: (1) THE PROPERTY SHALL BE CONVEYED "AS-IS," "WHERE-IS" AND WITH ANY AND ALL LATENT AND PATENT DEFECTS AND (2) SELLER MAKES NO WARRANTIES OR REPRESENTATIONS OF ANY KIND, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING BUT NOT LIMITED TO THE AVAILABILITY OF UTILITIES, ACCESS TO PUBLIC ROADS, ZONING, INGRESS OR EGRESS, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS, PHYSICAL AND ENVIRONMENTAL CONDITION OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY. NO WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, MATERIALS, WORKMANSHIP OR APPLIANCES HAS BEEN MADE OR IS EXPRESSED OR IMPLIED BY THIS CONVEYANCE. SELLER EXPRESSLY DISCLAIMS ANY WARRANTY OF HABITABILITY, GOOD AND WORKMANLIKE CONSTRUCTION, SUITABILITY, OR DESIGN. BUYER HAS CONDUCTED, WITH SELLER'S FULL COOPERATION, ITS OWN INDEPENDENT INSPECTION OF THE PROPERTY AND EXCEPT FOR SELLER'S REPRESENTATIONS EXPRESSLY SET FORTH IN THIS CONTRACT, HAS AGREED NOT TO RELY ON ANY REPRESENTATIONS MADE BY SELLER BUT RATHER, AS A SIGNIFICANT PORTION OF THE CONSIDERATION GIVEN TO SELLER FOR THIS CONVEYANCE, HAS AGREED TO RELY SOLELY AND EXCLUSIVELY UPON ITS OWN EVALUATION AND INSPECTION OF THE PROPERTY. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE BUYER AND, EXCEPT FOR SELLER'S REPRESENTATIONS EXPRESSLY SET FORTH IN THIS CONTRACT, THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY. MOREOVER, EXCEPT FOR SELLER'S REPRESENTATIONS EXPRESSLY SET FORTH IN THIS CONTRACT, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT BE REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES, OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED(S) AND ANY OTHER CONVEYANCE DOCUMENTS EXECUTED PURSUANT HERETO. THE PROVISIONS CONTAINED HEREIN ARE THE RESULT OF EXTENSIVE NEGOTIATIONS BETWEEN THE BUYER AND SELLER AND NO ASSURANCES, REPRESENTATIONS, OR WARRANTIES ABOUT THE QUALITY, CONDITION, OR STATE OF THE PROPERTY WERE MADE OR GIVEN BY SELLER IN THE INDUCEMENT THEREOF. BUYER FURTHER ACKNOWLEDGES THAT ANY INFORMATION PROVIDED BY THE SELLER, ANY AGENT OF SELLER OR

ANY THIRD PARTY OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER (i) HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION; AND (ii) EXCEPT FOR SELLER'S
REPRESENTATIONS EXPRESSLY SET FORTH IN THIS CONTRACT, MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.

                                 ARTICLE VIII
                          EXPRESS COVENANTS OF SELLER
                          ---------------------------

     8.1 Between the Effective Date and the Closing, Seller, expressly covenants and agrees that:

          (a)  Seller shall not commit waste of the Property.

          (b) Seller shall give to Buyer immediate written notice of the institution of or receipt of notice of any material litigation or threatened litigation affecting Seller or the Property which would in any way constitute or have the effect of presently or in the future creating a lien, claim or obligation of any kind against the Property.

          (c) Other than mechanics' and materialmen's liens which arise in the Seller's ordinary course of business, Seller shall not impose, nor permit to be imposed upon the Property any new or additional encumbrances to title and shall discharge, or cause to be discharged, any claims of lien or liens imposed upon the Property following the date of execution of this Contract by Seller.

          (d) Seller shall maintain its current or comparable insurance on the Property.

          (e) Seller shall notify Buyer of any material emergency or other material change in the Property and of any pending or threatened governmental complaints, investigations or hearings that might have a material adverse effect on the Property.

          (f) Seller shall not accelerate, modify or cancel any Lease, or other agreement constituting a part of the Property.

          (g) Seller shall not enter into any other commitment or transaction that could materially and adversely affect the Tower Business or the Property.

          (h) Seller shall not engage in, solicit or authorize any negotiations or proposal for the purchase of the Property, except with Buyer.

          (i) Seller shall obtain releases, terminations and/or satisfactions of all mortgages, liens and financing statements affecting the Property which were granted by Seller.

     8.2 Seller agrees that all Owned Real Property and Leased Real Property, for which the Requirements (as hereinafter defined) are not satisfied prior to Closing, shall be subject to the Escrow Agreement (as hereinafter defined).

                                  ARTICLE IX
                  CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE
                  -------------------------------------------

     9.1 Buyer shall not be obligated to consummate the sale contemplated by this Contract unless:

          (a)  Closing Documents. Seller shall have provided to Buyer at
               -----------------
     Closing, each of the documents and other items required pursuant to Section 11.2(a) hereof.

          (b)  Seller's Warranties, Representations and Covenants. Each of
               --------------------------------------------------
     Seller's warranties and representations set forth herein shall be true and correct in all material respects as of the Effective Date and as of Closing and Seller shall have performed all its covenants as set forth in this Contract.

                                   ARTICLE X
                  CONDITION PRECEDENT TO SELLER'S PERFORMANCE
                  -------------------------------------------

     10.1 Seller shall not be obligated to consummate the sale contemplated by this Contract unless:

           (a)  Closing Documents. Buyer shall have provided to Seller at
                -----------------
     Closing, each of the documents required pursuant to Section 11.2(b) hereof.

           (b)  Buyer's Warranties and Representations. Each of Buyer's
                --------------------------------------
     warranties and representations set forth herein shall be true and correct in all material respects as of the Effective Date and as of Closing.

           (c)  Credit Facility Amendment. Seller shall have renegotiated the
                -------------------------
     terms of its Credit Agreement with its existing lenders upon terms satisfactory to Seller in its sole discretion.

                                  ARTICLE XI
                                    CLOSING
                                    -------

     11.1  Date and Place of Closing.  The Closing hereunder shall take place in
           -------------------------
the offices of Bracewell & Patterson, L.L.P., 711 Louisiana Street, Suite 2900, Houston, Texas 77002, or at such other place as Seller and Buyer may mutually agree. The Closing Date shall be latter of (a) the date which is three (3) business days following Buyer's receipt of written notice from Seller of Seller's desire to close the transaction contemplated hereby and (b) January 9, 1998. If the transaction has not closed by March 31, 1998, either Buyer or Seller may terminate this Contract by providing written notice to the other.

     11.2  Items to be Delivered
           ---------------------

           (a)  Seller.  Seller hereby delivers to Buyer the following items:
                ------

                (i) A special warranty deed, for each of the Owned Real Properties, duly executed and acknowledged by Seller subject to all exceptions and restrictions then affecting such Owned Real Properties including any items that would be revealed by a survey (the "Deed(s)").

                (ii) A counterpart of an assignment and assumption of leasehold estate for each of the Leased Real Properties ("Assignment of Leases") duly executed and acknowledged by Seller assigning and transferring to Buyer all of Seller's right, title, and interest as the lessee, without warranty except as otherwise expressly set forth in this Contract.

              (iii) Originals of all written User Contracts which are assignable, together with one counterpart of an assignment and assumption of such User Contracts ("Assignment of Contracts"), duly executed and acknowledged by Seller, whereby Seller assigns and transfers to Buyer all of Seller's right, title, and interest therein, without warranty (except as otherwise expressly set forth in this Contract), and whereby Buyer assumes all of Seller's obligations (regardless of when such obligations may have arisen) under such User Contracts.

              (iv) A counterpart of the Purchase Price Allocation executed by Seller.

              (v) A counterpart of a Master Antenna Site Lease ("Master Lease") whereby Buyer agrees to lease space on the Towers to Seller pursuant to the terms of and in the form of the agreement attached hereto as Exhibit "D".

              (vi) A bill of sale conveying to Buyer all of Seller's right, title, and interest in and to the Personalty, without warranty.

              (vii) A Land Lease Agreement (in form and substance reasonably acceptable to Buyer and Seller) relating to the Tyler, Texas property granting to Buyer, in exchange for a rental payment of $1.00 per month, certain non-exclusive rights to use land owned by Seller to access the Tower being conveyed to Buyer hereunder for an initial period of ten (10) years with two additional rights to extend for periods of ten (10) years each upon similar terms (the "Tyler Lease").

              (viii) An amount of money (the "Rental Prepayment") equal to the product of (a) .11111 and (b) the sum of rents allocable to those Leased Real Properties and Owned Real Properties, as set forth on Exhibit "F" attached hereto ("Allocable Rent"), for which the Requirements (as hereinafter defined) are not satisfied prior to Closing. The Rental Prepayment shall be applied to Seller's rental obligations under the Master Lease.

              (ix) A counterpart of an escrow agreement pursuant to which, Seller shall escrow an amount equal to the product of (a) .88889 and (b) the sum of Allocable Rent for each Leased Real Property and each Owned Real Property for which the Requirements are not satisfied prior to Closing (the "Escrowed Funds"), with a party to be agreed upon by and between Buyer and Seller ("Escrow Agent"), to secure Seller's obligations under the Master Lease (the "Escrow Agreement"). The Escrow Agreement shall provide that the

                       Escrowed Funds will be retained by the Escrow Agent until Buyer has been able to obtain with respect to each Leased Real Property and each Owned Real Property, in form and substance reasonably acceptable to Buyer: (w) a survey and a title insurance commitment covering such property together with all related easements, containing no exceptions which are reasonably likely to have an adverse effect on Buyer's ability to operate the Towers, (x) documentation of all Land Leases in writing in recordable form (for each Leased Real Property only), (y) landlord estoppel, consent and nondisturbance agreements from each of the landlords under the Land Leases (for each Leased Real Property only) and (z) all easements reasonably necessary for access to the parcel, or for the location of guy wires supporting any Tower on the subject parcel (collectively, the "Requirements"). The Escrow Agreement shall also provide that the Escrowed Funds shall be released as follows: (a) on the ninetieth (90th) day following the Closing, (1) Seller shall receive an amount equal to the product of (A) .88889 and (B) the sum of the Allocable Rent for each Leased Real Property and each Owned Real Property for which the Requirements have been satisfied and (2) Buyer shall receive an amount equal to the product of (A) .33333 and (B) the sum of the Allocable Rent for each Leased Real Property and each Owned Real Property for which the Requirements remain unsatisfied, (b) on the first anniversary of the Closing Date, (1) Seller shall receive an amount equal to the product of (A) .55556 and (B) the sum of the Allocable Rent for each Leased Real Property and each Owned Real Property for which the Requirements have been satisfied and (2) Buyer shall receive an amount equal to the product of (A) .44444 and (B) the sum of the Allocable Rent for each Leased Real Property and each Owned Real Property for which the Requirements remain unsatisfied and (c) on the second anniversary of the Closing Date,
                       (1) Seller shall receive an amount equal to the product of (A) .11111 and (B) the sum of the Allocable Rent for each Leased Real Property and each Owned Real Property for which the Requirements have been satisfied and (2) Buyer shall receive an amount equal to the product of (A) .11111 and (B) the sum of the Allocable Rent for each Leased Real Property and each Owned Real Property for which the Requirements remain unsatisfied. All sums released to Buyer under the Escrow Agreement shall be applied to Seller's rental obligations under the Master Lease.

              (x) All keys to each site, facilities, and equipment transferred to Buyer and all security and access codes, if any, applicable to each site, facilities, and equipment.

              (xi)     Copies of Seller's Books.

              (xii) All additional documents and instruments or which Buyer's counsel and Seller's counsel may mutually and reasonably determine are necessary to the proper consummation of this transaction.

          (b) Buyer.   Buyer shall deliver to the Seller each of the following
              -----    items:

              (i) The total Purchase Price (less the Escrowed Funds and the Rental Prepayment) after deducting therefrom any credits to which Buyer may be entitled.

              (ii) A counterpart of the Assignment of Leases duly executed and acknowledged by Buyer whereby Buyer assumes all of Seller's obligations (regardless of when such obligations may have arisen) under the leases for the Leased Real Properties.

              (iii) A counterpart of the Assignment of Contracts duly executed and acknowledged by Buyer.

              (iv) A counterpart of the Master Lease duly executed and acknowledged by Buyer.

              (v) A counterpart of the Purchase Price Allocation executed by Buyer.

              (vi)     A counterpart of the Tyler Lease.

              (vii) All additional documents and instruments which Buyer's counsel and Seller's counsel may mutually and reasonably determine are necessary to the proper consummation of this transaction.

     11.3 Credits/Prorations.  Current ad valorem and personal property taxes,
          ------------------
and any rents or other fees and charges associated with the Property shall be prorated through the Closing Date. If the amount of the ad valorem (or personal property) taxes for the year in which the sale is closed is not available, proration of taxes shall be made on the basis of taxes assessed in the previous year, with a subsequent cash adjustment of such proration to be made between Seller and Buyer, if necessary, when actual tax figures are available.

     All prepaid rents under User Contracts shall be delivered to Buyer or otherwise credited against the cash due from Buyer to Seller. Seller will furnish Buyer with a schedule of delinquent rents for the Property. Unpaid rents due from tenants will not be prorated. Buyer shall pay Seller's pro rata share of any delinquent rents due from tenants, net of any reasonable out of pocket cost of collection, if, as, and when they are collected by Buyer, it being understood and agreed that all rents collected by Buyer which are not specifically designated by the tenants to be on account of their obligation for any period before the Closing Date shall be applied to current rental periods and second to satisfy rental obligations arising from past rental periods.

     All other income and expenses of the Property (except as may otherwise be provided herein) shall be prorated through the Closing Date.

     Buyer shall receive a credit against the Purchase Price for the amounts of all security deposits (including without limitation, rent deposits, damage or similar deposits and excluding all application fees or deposits which are non-refundable or which as of the Closing Date have been forfeited) which may have been delivered by tenants under the User Contracts except, to the extent that Seller documents to Buyer's reasonable satisfaction that the same have been applied to delinquent sums or to damages as provided in the User Contracts.

     11.4  Delinquent Rents.  Seller shall retain title to all delinquent rents
           ----------------
existing as of the Closing Date or otherwise allocable to the period of time prior to the Closing Date under the User Contracts, and shall have the right to collect such delinquent rents at Seller's sole cost and expense; provided, however, that in pursuance of such collection efforts, Seller shall not exercise any of the lessor's or landlord's rights under any User Contracts. The Buyer agrees to cooperate with Seller, at no cost to Buyer, in connection with such collections, and to promptly remit to Seller all such delinquent rents collected by the Buyer after the Closing Date; provided, however, that all rents that (i) are received after the date hereof from such delinquent tenants and (ii) are not designated by such tenants to be on account of their obligations for any period before the Closing Date, shall be applied first against the then-current portion of such tenant's rent obligation and then against the delinquent portion due to Seller. The provisions of this Section 11.4 shall survive the Closing.

     11.5  Costs of Closing.
           ----------------

     Seller agrees to pay:

     (a)  Seller's attorneys' fees;

     (b) One half (1/2) of any escrow fees charged by the Title Company or the Escrow Agent pursuant hereto; and

     (c) Recording fees charged to release any liens on the Property prior to or after the Closing Date.

Buyer agrees to pay:

     (a)  Buyer's attorneys' fees;

     (b) One half (1/2) of any escrow fees and all of the recording fees charged by the Title Company or the Escrow Agent pursuant hereto;

     (c)  All fees in connection with recording the Deed(s) and the Easement;

     (d) All fees in connection with satisfying the Requirements (specifically excluding any legal fees and other incidental costs incurred by Seller pursuant to Section 12.11 and any other expenses for which Seller is responsible under the terms of this Contract);

     (e)  The cost of any title policies or surveys obtained by Buyer; and

     (f)  The costs of any Inspections conducted by Buyer.

All other costs, fees, penalties and other expenses incurred shall be paid by Seller and/or Buyer as is customarily done in connection with a closing in Harris County, Texas of the type of transaction contemplated by this Contract.

     11.6  Utilities.  Buyer and Seller shall mutually endeavor to have utility
           ---------
meters read, final bills sent to the Seller, and all utility (including telephones) services to be placed in the Buyer's name, effective as of the Closing Date.

                                  ARTICLE XII
                                 MISCELLANEOUS
                                 -------------

     12.1  References.  All references to "Article", "Articles", "Section", or
           ----------
"Sections" contained herein are, unless specifically indicated otherwise, references to Articles and Sections of this Contract.

     12.2  Exhibits.  All references to "Exhibits" contained herein are
           --------
references to exhibits attached hereto, all of which are made a part hereof for all purposes.

     12.3  Captions.  The captions, headings and arrangements used in this
           --------
Contract are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

     12.4  Number and Gender of Words.  Whenever herein the singular number is
           --------------------------
used, the same shall include the plural where appropriate and words of any gender shall include each other gender where appropriate.

     12.5  Governing Law.  This Contract is being executed and delivered and is
           -------------
intended to be performed in the State of Texas, and the laws of such State shall govern the validity, construction, enforcement and interpretation of this Contract, unless otherwise specified herein.

     12.6  Attorneys Fees.  If it shall be necessary for either Buyer or Seller
           --------------
to employ an attorney to enforce their respective rights pursuant to this Contract because of the default of the other party, the non-prevailing party in any legal action shall reimburse the prevailing party for its reasonable attorneys' fees.

     12.7  Entirety and Amendments.  This Contract embodies the entire agreement
           -----------------------
between the parties and supersedes all prior agreements and understandings, if any, relating to the Property and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     12.8  Invalid Provisions.  If any provision of this Contract is held to be
           ------------------
illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable the same as if such invalid or unenforceable provisions had never comprised a part of the Contract; and the remaining provisions of the Contract shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Contract. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically as a part of this Contract, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     12.9  Multiple Counterparts.  This Contract may be executed in a number of
           ---------------------
original or facsimile identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart.

     12.10  Parties Bound.  This Contract shall be binding upon and inure solely
            -------------
to the benefit of Seller and Buyer and their respective heirs, personal representatives, successors and permitted assigns and no third party is intended to be a beneficiary of this Contract.

     12.11  Further Acts.  In addition to the acts and deeds recited herein and
            ------------
contemplated to be performed, executed and/or delivered by Seller and Buyer, Seller and Buyer agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered after the closing any and all such further acts, deeds and assurances as may be reasonably necessary to consummate the transactions contemplated hereby. Seller expressly agrees that it shall, at its sole cost and expense, cooperate and assist (in all reasonable respects) Buyer in order to satisfy all Requirements (including, without limitation, obtaining any agreements or information which are reasonably necessary in such regard) pertaining to the Leased Real Property and Owned Real Property that is subject to the Escrow Agreement (it being understood and agreed that, notwithstanding anything set forth herein to the contrary, Buyer shall be responsible for the payment of all title insurance premiums, survey costs and other Buyer's expenses enumerated in Section 11.5). In addition, Buyer and Seller agree to cooperate (in all reasonable respects) with each other following the Closing to correct any material title or survey defects relating to any of the Leased Real Property or Owned Real Property (Seller further agrees to use commercially reasonable efforts to make any such corrections within 180 days following Closing).

     12.12  Time of the Essence.  It is expressly agreed by the parties hereto
            -------------------
that time is of the essence with respect to this Contract.

     12.13  Real Estate Brokerage.  Seller has not entered into any written
            ---------------------
agreement with any broker relating to the sale and purchase of the Property contemplated hereby. Buyer has not entered into any written agreement with any broker relating to the sale or purchase of the Property contemplated hereby. The Texas Real Estate Licensing Act requires the real estate agent to advise Buyer that it should have an attorney examine an abstract of title to the property being purchased or a title policy should be obtained. Notice to that effect is therefore given to the Buyer.

     12.14  Waiver.  It is not a waiver of breach if the nondefaulting party
            ------
fails to declare immediately a default or delays in taking any action. Pursuit of any remedies set forth in this Contract does not preclude pursuit of other remedies in this Contract. No waiver of any party's rights hereunder shall be binding unless in writing and executed by an authorized signature of the party to be so bound and any waiver by any party shall not be construed to be a waiver of any matter other than the matter specifically waived in such writing.

     12.15  Confidentiality.  Except for compulsory disclosures in legal
            ---------------
proceedings, Buyer and Seller, and their respective agents, agree to keep confidential the terms of this Contract and any other documents delivered pursuant hereto and further covenant not to discuss the same with any third party without first seeking the written consent of the other.

     12.16  Survival.  All covenants and agreements contained herein and
            --------
intended to be performed subsequent to the Closing Date shall survive the execution and delivery of the Deed(s) and other closing documents required hereby and shall specifically not be deemed to be merged into or waived by any instrument of closing, but shall expressly survive and be binding upon

Seller and Buyer. Any liability of either party for misrepresentation or breach of warranty contained herein shall survive the execution and delivery of the Deed(s) and other closing documents required hereby for a period of eighteen
(18) months (except for all representations and warranties of title contained in the Deed(s) which shall survive indefinitely), shall specifically not be deemed to be merged into or waived by any instrument of closing, and such liability shall expressly survive and be binding upon such party for such eighteen (18) month period.

     12.17  Notices.  All notices, demands and requests and other communications
            -------
required or permitted hereunder shall be in writing, shall be sent by certified mail, return receipt requested, by courier, or by telephonic facsimile and shall be deemed to be delivered (i) upon first attempted delivery if sent by mail or by courier and (ii) upon transmittal (with receipt confirmation) if sent by telephonic facsimile. Buyer's and Seller's respective addresses for purposes of this Contract, and to which all notices required hereunder shall be sent, are as follows:

     If to the Seller:  Teletouch Communications
                        1000 Louisiana Street
                        Suite 600
                        Houston, Texas  77002
                        Attn: Mr. Robert M. McMurrey
                        (713) 951-3351 (Facsimile)
                        (713) 951-0316 (Telephone)

     with a copy to:    Bracewell & Patterson, L.L.P.
                        711 Louisiana Street, Suite 2900
                        Houston, Texas  77002-2781
                        Attn:  Mr. Thomas D. Manford, III
                        (713) 221-1212 (Facsimile)
                        (713) 221-1303 (Telephone)

     If to the Buyer:   Pinnacle Towers, Inc.
                        1549 Ringling Boulevard
                        3rd Floor
                        Sarasota, Florida 34236
                        Attn: Mr. Robert J. Wolsey
                        (941) 364-8761 (Facsimile)
                        (941) 364-8886 (Telephone)

     with a copy to:    Holland & Knight, L.L.P.
                        400 North Ashley Drive
                        Suite 2300
                        Tampa, Florida  33602-4300
                        Attn:  Mr. Trey Baldy
                        (813) 229-0134 (Facsimile)
                        (813) 227-8500 (Telephone)

Either party hereto may change its address for notice by giving three (3) days prior written notice thereof to the other party.

     12.18  Assignment of Contract.  This Contract may not be assigned by either
            ----------------------
party hereto without the prior written consent of the other party.

     12.19  Limitation on Buyer's Remedies.  If Buyer discovers after Closing
            ------------------------------
that any of the representations made in Sections 6.2, 6.6 or 6.9 were untrue when made, Buyer's sole and exclusive remedy shall be to obtain a release of any Escrowed Funds relating to the Leased Real Property or Owned Real Property to which the misrepresentation relates. Any release of Escrowed Funds pursuant to this Section 12.19 or the Escrow Agreement shall be applied to Seller's rental obligations under the Master Lease.

     12.20  Limitation on Subsequent Sale.  If the transaction contemplated by
            -----------------------------
this Contract fails to close because Seller is unable to satisfy the condition precedent set forth in Section 10.1(c) above or if Seller terminates this Contract pursuant to Section 11.1 above, Seller shall not solicit, negotiate or otherwise consummate a sale of the Property for a period of six (6) months following the date this Contract is terminated.

     12.21  Post Closing Audits.  Seller shall, for a period of one (1) year
            -------------------
following the Closing, cooperate (in all material respects) with Buyer and will make available to Buyer and

Buyer's accountants, Seller's financial books and records regarding the Property in connection with audits of Buyer or Buyer's business pertaining to financing done by Buyer after Closing.



     EXECUTED effective as of the Effective Date.


                                     SELLER:

                                     TELETOUCH COMMUNICATIONS, INC.,


                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------


                                     BUYER:

                                     PINNACLE TOWERS INC.

                                     By:
                                        ---------------------------------
                                     Name:
                                          -------------------------------
                                     Title:
                                           ------------------------------

Exhibit A - Leased Real Property
Exhibit B - Owned Real Property
Exhibit C - User Contracts
Exhibit D - Master Antenna Site Lease No.
Exhibit E - Land Leases
Exhibit F - Rental Allocation